UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

SERVICESOURCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 9, 2022, ServiceSource International, Inc. (the “Company”) made a video message accessible to its employees from Gary B. Moore, the Company’s Chairman and Chief Executive Office. The video message was posted to the Company’s internal chat and collaboration platform. The following is a transcription of the video message.

Video Message Transcript

Gary B. Moore:

For those of you that haven't seen the news or been contacted by your manager, I wanted to let you know that ServiceSource has signed a definitive agreement with Concentrix Corporation. Under the agreement, Concentrix will acquire ServiceSource as a key component of its strategy to deliver next generation customer experiences. For those of you that don't know Concentrix, they're a global provider of customer experience, solutions and technology and upon close, which is expected the second half of this year, we will combine the companies so that we can deliver future customer experience together in the market, and I think we'll have the broadest set of offerings and differentiated set of offerings, as well as the solutions to help us continue to transform our customers’ acquisition, engagement and growth, and especially the retention piece of that.

I wanted to let you know personally that a lot of people get nervous with change, and that's expected. Nothing changes until the transaction closes. So this is business as usual, and it's business as usual until we close in the second half of the year. We still have to go through the regulatory processes as well as a proxy and shareholder vote. And again, that will take us into the second half of the year.

I think it's important for all of us to really communicate well during this period of time. And I want you to know that I'm personally, and I think we all should be delighted to, join forces with Concentrix and the opportunity it's going to provide us to execute on our strategy to drive customer success and client success.

And I actually think the greatest brands that we have and Concentrix has some great brands itself, and bringing those together I think will be a really important piece of this transaction. It marks an important milestone in my mind for the 20-plus year history of ServiceSource and I think it's a testament to the dedication of all of you, the value of our differentiated solutions in the marketplace and the opportunity to take the business to new heights with a partner that has shared values and culture.

I'm confident that we’ll gain an expanded career opportunity and professional growth opportunity being part of a much larger, industry leading global organization like Concentrix. And I'm equally confident that our clients will be even more better served through the breadth and the depth and the scope of our combined capabilities and scale.

So, I just wanted to take a second to let you know how confident and how happy I am with this transaction. And we'll be communicating very heavily. Chris will join me for our SourceTalk LIVE Tuesday morning. And I'm looking forward to that, that opportunity for he and I to speak to all of you together.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that ServiceSource International, Inc. (“SREV”) assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including this proposed transaction. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of SREV. These include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of SREV may not approve the merger, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of SREV’s securities, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of SREV to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on its operating results and businesses generally, or the risk the pending proposed transaction could distract management of SREV and it will incur substantial costs. All such factors are difficult to predict and are beyond SREV’s control, including those detailed in SREV’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on its website at http://www.servicesource.com and on the SEC’s website at http://www.sec.gov.

All forward-looking statements are based on assumptions that SREV believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and SREV undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information and Where to Find It

This document does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the pending acquisition of SREV by Concentrix (the “Transaction”). SREV intends to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the holders of SREV’s common stock to approve the Transaction. Promptly after filing the definitive Transaction Proxy Statement with the SEC, SREV will mail the definitive Transaction Proxy Statement and a proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SECURITY HOLDERS OF SREV ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about SREV once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by SREV will be available free of charge on SREV’s website at http://www.servicesource.com or to SREV’s stockholders by contacting Chad Lyne at investorrelations@servicesource.com.

Participants in the Solicitation

SREV and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of SREV’s common stock in respect of the Transaction. Information about the directors and executive officers of SREV is set forth in SREV’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 1, 2022 (the “2022 Proxy Statement”). These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Transaction Proxy Statement and other relevant materials to be filed with the SEC when such materials become available. Investors should read the Transaction Proxy Statement carefully when it becomes available before making any voting decisions. You may obtain free copies of these documents from SREV using the contact information indicated above.